UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2008

YZAPP INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-111696	80-0264950
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

Suite 500-666 Burrard Street
Vancouver, British Columbia Y6C3P6
CANADA
(Address of principal executive offices)

(Registrant's telephone number, including area code) (604) 868-0264

Copies to:
Richard A. Friedman, Esq.
Elizabeth A. Herman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement
Item 2.01                      Disposition of Assets

On December 3, 2008 YzApp International, Inc. (the “Company”) entered into a Stock Purchase Agreement whereby Belmont Partners LLC (“Belmont”) agreed to purchase from the Company an aggregate of 19,040,000 shares of the common stock of YzApp Solutions, Inc., for the price of $1.00.  Through this transaction Belmont acquired all voting control and all issued and outstanding common stock of YzApp Solutions, Inc.

Item 4.01                      Changes in Registrant’s Certifying Accountant

Previous independent registered public accounting firm

On December 8, 2008, YzApp International, Inc. (the “Company”) notified MANNING ELLIOTT LLP (“Manning Elliott”) that it was being dismissed as the Company’s independent registered public accounting firm. The decision to dismiss Manning Elliott as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors on December 4, 2008.

Except as noted in the paragraph immediately below, the report of Manning Elliott on the Company’s  financial statements for the two year period ended July 31, 2008 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

The report of Manning Elliott on the Company’s financial statements as of and for the two year period ended July 31, 2008 contained an explanatory paragraph which noted that there was substantial doubt as to the Company’s ability to continue as a going concern as the Company has suffered recurring losses from continuing operations and would have to obtain additional capital to sustain operations.

During the period from July 31, 2006 through the date of dismissal, the Company has not had any disagreements with Manning Elliott on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Manning Elliott’s satisfaction, would have caused them to make reference thereto in their reports on the Company’s financial statements for such years.

During the two year period ended July 31, 2008, Manning Elliott did not advise the Company that any of the events listed in Item 304 (a)(1)(Iv)(B) had occurred or should occur.

The Company has provided Manning Elliott with a copy of the above disclosures. The Company has requested Manning Elliott to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not Manning Elliott agrees with the statements made herein above and, if not, stating in which respects Manning Elliott does not agree.  The requested letter is attached as Exhibit 16.1 to this Form 8-K/A.

New independent registered public accounting firm

On December 4, 2008, the Company engaged RBSM LLP (“RBSM”) as its independent registered public accounting firm. The decision to engage RBSM as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors on December 4, 2008.

During the two year period ended July 31, 2008, and through the date of this disclosure, the Company did not consult with RBSM regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) any matter that was either the subject of a disagreement or event identified in response to (a)(1)(iv) of Item 304 of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of business acquired.
Not applicable.

(b) Pro forma financial information
Not applicable.

(c) Exhibits

Exhibit Number	Description
10.1	Stock Purchase Agreement dated December 3, 2008 between the Registrant and Belmont
16.1	Letter from Manning Elliott LLP dated December 17, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Yzapp International, Inc.

December 17 , 2008	By:	/s/ Eugene M. Weiss
President

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